Exhibit 99

COVENANT TRANSPORTATION GROUP ANNOUNCES EXPECTATIONS CONCERNING FOURTH QUARTER FINANCIAL RESULTS

CHATTANOOGA, TENNESSEE – January 18, 2011 - Covenant Transportation Group, Inc.  (NASDAQ/GS: CVTI) announced today its expectations regarding financial results for the fourth quarter of 2010.

Financial and Operating Results

Chairman, President and Chief Executive Officer, David R. Parker, offered the following comments:  “Overall, we expect to report consolidated net income in a range of $0.03 to $0.07 per share for the fourth quarter of 2010. Our expectations for the fourth quarter of 2010 compare to a reported consolidated net loss of ($0.19) per share for the fourth quarter of 2009.

“For the quarter, we expect to report that freight revenue, which for these purposes excludes fuel surcharge revenue, in our asset-based truckload business increased $4.2 million, or 3.4%, compared with the fourth quarter of 2009.  This increase related to a 3.0% increase in average freight revenue per tractor per week and a minor 14 truck (or 0.5%) increase in our average tractor fleet.   Average freight revenue per tractor per week improved to $3,113 during the 2010 quarter from $3,023 during the 2009 quarter due to an improved rate environment, offset by an approximate 2% decrease in average miles per tractor. Our average freight revenue per total mile increased 6.6 cents per mile (or 5.2%) compared with the fourth quarter of 2009. Sequentially, our average freight revenue per total mile increased 1.1 cents per mile (0.8%) compared with the third quarter of 2010. In addition, we experienced cost headwinds related to net fuel, insurance and claims, and various items within salaries, wages and related expenses.”

The Company will release its fourth quarter earnings after the market closes on Wednesday, January 26.  The Company will hold a live conference call to discuss its fourth quarter earnings release on Thursday, January 27, at 10:00 a.m. Eastern time.  Individuals with questions may dial in at 800-311-9404 (U.S./Canada) and 334-323-7224 (International), access code CTG4.   An audio replay will be available for one week following the call at 877-919-4059, access code 63835608.  In addition, you will be able to listen to the audio replay for an extended period of time on our investor website, under the icon “Audio Archives”.  For additional statistical and financial information that may be discussed on the conference call, please visit our website at www.ctginvestor.com under the icon “News Releases”.

Covenant Transportation Group, Inc. is the holding company for several transportation providers that offer premium transportation services for customers throughout the United States. The consolidated group includes operations from Covenant Transport and Covenant Transport Solutions of Chattanooga, Tennessee; Southern Refrigerated Transport of Texarkana, Arkansas; and Star Transportation of Nashville, Tennessee.  The Company's Class A common stock is traded on the NASDAQ Global Select under the symbol, “CVTI”.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," and similar terms and phrases.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this press release, the statements regarding expected fourth quarter and year-end financial and operating data are forward-looking statements.  The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: the financial expectations discussed in this release have not been subjected to all of the review procedures associated with the release of actual financial results and are premised on assumptions concerning the financial close and certain amounts and management judgment associated with the end of each quarter; elevated experience in the frequency and severity of claims relating to accident, cargo, workers' compensation, health, and other claims, increased  insurance premiums, fluctuations in claims expenses that result from our self-insured retention amounts, including in our excess layers, and the requirement that we pay additional premiums if there are claims in certain of those layers, differences between estimates used in establishing and adjusting claims reserves and actual results over time, adverse changes in claims experience and loss development factors, or additional changes in management's estimates of liability based upon such experience and development factors that cause our expectations of insurance and claims expense to be inaccurate or otherwise impacts our results; changes in the market condition for used revenue equipment and real estate that impact our capital expenditures and our ability to dispose of revenue equipment and real estate on the schedule and for the prices we expect; increases in the prices paid for new revenue equipment and changes in the resale value of our used equipment that impact our capital expenditures and our results generally; changes in management’s estimates of the need for new tractors and trailers; the effect of any reduction in tractor purchases on the number of tractors that will be accepted by manufacturers under tradeback arrangements; our ability to maintain compliance with the provisions of our credit agreements, particularly the financial covenant in our revolving credit facility; excess tractor or trailer capacity in the trucking industry; decreased demand for our services or loss of one or more of our major customers; our ability to renew dedicated service offering contracts on the terms and schedule we expect; surplus inventories, recessionary economic cycles, and downturns in customers' business cycles; strikes, work slowdowns, or work stoppages at the Company, customers, ports, or other shipping related facilities; increases or rapid fluctuations in fuel prices, as well as fluctuations in hedging activities and surcharge collection, including, but not limited to, changes in customer fuel surcharge policies and increases in fuel surcharge bases by customers; the volume and terms of diesel purchase commitments; interest rates, fuel taxes, tolls, and license and registration fees; increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; regulatory requirements that increase costs, decrease efficiency, or reduce the availability of drivers, including revised hours-of-service requirements for drivers and the Comprehensive Safety Analysis 2010 that implemented new driver standards and modified the methodology for determining a carrier’s DOT safety rating; the ability to reduce, or control increases in, operating costs; changes in the Company’s business strategy that require the acquisition of new businesses, and the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations.  Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

For further information contact:
Richard B. Cribbs, SVP and Chief Financial Officer	(423) 463-3331
criric@covenanttransport.com

For copies of Company information contact:
Kim Perry, Administrative Assistant	(423) 463-3357
perkim@covenanttransport.com